UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Health Benefits Direct Corporation
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HEALTH BENEFITS DIRECT CORPORATION

150 N. Radnor-Chester Road, Suite B-101
Radnor, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 18, 2010

To our stockholders:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Health Benefits Direct Corporation (the “Company”) will be held at the Company’s offices located at 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, on Thursday, November 18, 2010, at 9:00 a.m., Philadelphia, Pennsylvania time, for the following purposes:

1)	To elect 10 directors;

2)	To ratify the appointment of Sherb & Co., LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010;

3)
To vote upon an amendment to our certificate of incorporation, as amended (the “Certificate of Incorporation”) to change the name of the Company from Health Benefits Direct Corporation to InsPro Technologies Corporation;

4)	To vote upon an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 300,000,000;

5)	To vote upon an amendment to our Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 shares to 20,000,000;

6)	To vote upon the 2010 Equity Compensation Plan (the “2010 Plan”); and

7)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on September 27, 2010, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

Anthony R. Verdi
Chief Financial Officer, Chief Operating Officer and
Acting Principal Executive Officer

, 2010

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

HEALTH BENEFITS DIRECT CORPORATION

150 N. Radnor-Chester Road, Suite B-101
Radnor, Pennsylvania 19087

PRELIMINARY PROXY STATEMENT

This proxy statement is being furnished to the stockholders of Health Benefits Direct Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation by our board of directors of proxies for use at our 2010 Annual Meeting of Stockholders and any adjournments thereof (the “Annual Meeting”).  The Annual Meeting will be held at the offices of the Company located at 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, on Thursday, November 18, 2010, at 9:00 a.m., Philadelphia, Pennsylvania time.  This proxy statement and the enclosed proxy card are being mailed to stockholders on , 2010.

The costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us.  Proxies may be solicited, without extra compensation, by officers and employees, both in person and by mail, telephone, facsimile or any other method of communication.  We may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by us.

VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

Only the holders of shares of our common stock, par value $0.001 per share (the “Common Shares”), our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”), our Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Shares”, and together with the Series A Preferred Shares, the “Preferred Shares”) (the Common Shares and the Preferred Shares together are referred to herein as the “Shares”), of record at the close of business on September 27, 2010 (the “Record Date”) are entitled to vote at the Annual Meeting.  As of the Record Date, we had 41,543,655 Common Shares and 1,276,750 Series A Preferred Shares.  A majority of the Shares entitled to vote that are present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting.  Each holder of Common Shares is entitled to one vote for each Common Share owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.  Each holder of Preferred Shares is entitled to vote, with respect to any question upon which holders of Common Shares are entitled to vote, together with the holders of Common Shares as one class on an as-converted basis. Under the terms of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, each holder of Preferred Shares is entitled to vote the equivalent of twenty Common Shares for each Preferred Share owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

All Shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted in the manner specified on those proxies.  If a properly executed proxy is received prior to the Annual Meeting and not revoked, but no instructions are given in the proxy, the Shares will be voted by the proxy agents FOR the proposal to elect to our board of directors the 10 nominees listed in this proxy statement, FOR the proposal to ratify the appointment of Sherb & Co., LLP as our independent registered public accountants, FOR the proposal to amend our Certificate of Incorporation to change the name of the Company, FOR the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock, FOR the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of preferred stock and FOR the proposal to approve the 2010 Plan.  A stockholder may revoke his or her proxy at any time before it is exercised by providing written notice to Anthony R. Verdi, our Acting Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting.  There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

Election as a director requires a plurality of the votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.  With respect to the amendments to our Certificate of Incorporation, the approval of the adoption of the 2010 Plan and with respect to the approval of any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to take action unless a greater percentage is required by our Certificate of Incorporation or Amended and Restated Bylaws.

A properly executed proxy marked “Withhold From All” with respect to the election of the director nominees will not be voted with respect to such director nominees, although it will be counted for purposes of determining whether there is a quorum.  For the purpose of determining the number of votes cast for approval of other matters to be voted on at the Annual Meeting, only those cast “for” or “against” will be included. Abstentions may be specified on any proposals other than the election of directors and are considered Shares entitled to vote on these matters and therefore will have the effect of a vote against these proposals. Broker non-votes are not considered Shares entitled to vote on the other proposals and therefore will not be taken into account in determining the outcome of the vote on these proposals.  “Broker non-votes” occur when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table shows information known by us with respect to the beneficial ownership of our common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as of October 1, 2010, for each of the following persons:

•	each of our directors;

•	our named executive officers;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons or entities known by us to beneficially own 5% or more of our common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock.

The number of Shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership includes any Shares as to which the individual or entity has sole or shared voting power or investment power and includes any Shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of October 1, 2010 through the exercise of any warrant, stock option or other right. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares underlying options and warrants that are exercisable within 60 days of October 1, 2010 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all Shares shown as beneficially owned by them. The following table is based on 41,543,655 Common Shares, 1,276,750 Series A Preferred Shares and 1,800,001 Series B Preferred Shares outstanding as of October 1, 2010. Unless otherwise indicated, the address of all individuals and entities listed below is Health Benefits Direct Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Title of Class	Percent of Shares Beneficially
Directors and Executive Officers:

Donald R. Caldwell	115,599,615	(2)	Common Stock	80.1%
	1,250,000	(3)	Series A Preferred Stock	97.9%
	783,784	(3) (16)	Series B Preferred Stock	30.3%
Warren V. Musser	1,145,000	(4)	Common Stock	2.7%
Robert J. Oakes	4,457,232	(5)	Common Stock	10.5%
	151,250	(5a)	Series A Preferred Stock	10.7%
John Harrison	490,083	(6)	Common Stock	1.2%
	1,250		Series A Preferred Stock	*
L.J. Rowell	415,600	(7)	Common Stock	1.0%
Paul Soltoff	388,333	(8)	Common Stock	*
	1,250		Series A Preferred Stock	*
Sanford Rich	348,333	(9)	Common Stock	*
	1,250		Series A Preferred Stock	*
Frederick C. Tecce	115,655,605	(10)	Common Stock	80.1%
	1,250,000	(3)	Series A Preferred Stock	97.9%
	783,784	(3) (16)	Series B Preferred Stock	30.3%
Anthony R. Verdi	1,118,333	(11)	Common Stock	2.6%
	1,250		Series A Preferred Stock	*

Name of Beneficial Owner	Number of Shares Beneficially Owned		Title of Class	Percent of Shares Beneficially
Edmond Walters	171,633		Common Stock	*
All directors and executive officers as a group (11 persons)	124,314,163	(1)(2)(4)(5) (6) (7)(8)(9) (10)(11)	Common Stock	83.7%
	1,256,250	(3)	Series A Preferred Stock	98.6%
	783,784	(3) (16)	Series B Preferred Stock	30.3%

Holders of More than Five Percent of Our Common Stock:

The Co-Investment Fund II, L. P.	115,585,605	(12)	Common Stock	80.1%
	1,250,000	(3)	Series A Preferred Stock	97.9%
	783,784	(3) (16)	Series B Preferred Stock	30.3%

Independence Blue Cross	44,000,010	(13)	Common Stock	51.4%
	1,466,667		Series B Preferred Stock	81.5%

Azeez Investors, LLC	6,000,000	(14)	Common Stock	12.6%
	200,000		Series B Preferred Stock	11.1%

Scarpa Family Trust, 2005	4,000,020	(15)	Common Stock	8.8%
	133,334		Series B Preferred Stock	7.4%

Alvin H. Clemens	4,222,457	(1)	Common Stock	9.9%

*  Less than 1%

(1)
Includes 1,000,000 shares held by The Clemens-Beaver Creek Limited Partnership, of which Alvin H. Clemens is the general partner. Mr. Clemens disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Also includes 100,000 shares held by Mr. Clemens’s minor children. Also includes 300,000 shares underlying options and 993,377 shares underlying warrants, all of which are exercisable within 60 days of October 1, 2010.

(2)
Includes 12,646,874 shares and 54,326,711 shares underlying warrants that are exercisable within 60 days of October 1, 2010, 25,000,000 shares convertible at the option of the holder from Series A preferred stock convertible within 60 days of October 1, 2010, and 23,512,020 underlying shares convertible at the option of the holder from a secured note from the holder to the company that is convertible within 60 days of October 1, 2010, which are beneficially owned by Co-Investment Trust II, L. P. (the “Fund”), designee of Cross Atlantic Capital Partners, Inc.  Mr. Caldwell is a managing partner of Cross Atlantic Capital Partners, Inc.  Mr. Caldwell is also a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of the Fund.  Mr. Caldwell disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(3)
Represents securities owned by the Fund, the designee of Cross Atlantic Capital Partners, Inc., of which Frederick C. Tecce is the managing director and of which Donald R. Caldwell is managing partner.  Mr. Caldwell is also a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of the Fund.  Mr. Tecce and Mr. Caldwell disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(4)	Includes 440,000 shares underlying warrants and 675,000 shares underlying options, all of which are exercisable within 60 days of October 1, 2010.

(5)
Includes 1,000,000 shares underlying options and 33,333 shares underlying warrants, which are exercisable within 60 days of October 1, 2010 and 3,025,000 shares convertible at the option of the holder from Series A preferred stock within 60 days of October 1, 2010. Excludes 1,500,000 shares underlying options, which are not exercisable within 60 days of October 1, 2010

(5a)	Includes 150,000 shares underlying warrants, which are exercisable within 60 days of October 1, 2010.

(6)
Includes 250,000 shares underlying options and 70,083 shares underlying warrants, all of which are exercisable within 60 days of October 1, 2010 and 25,000 shares convertible at the option of the holder from Series A preferred stock within 60 days of October 1, 2010.

(7)	Includes 200,000 shares underlying options that are exercisable within 60 days of October 1, 2010.

(8)
Includes 150,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of October 1, 2010 and 25,000 shares convertible at the option of the holder from Series A preferred stock within 60 days of October 1, 2010.

(9)
Includes 200,000 shares underlying options and 33,333 shares underlying warrants that are exercisable within 60 days of October 1, 2010 and 25,000 shares convertible at the option of the holder from Series A preferred stock within 60 days of October 1, 2010.

(10)
Includes 50,000 shares underlying warrants that are exercisable within 60 days of October 1, 2010.  Also includes 12,646,874 shares and 54,326,711 shares underlying warrants that are exercisable within 60 days of October 1, 2010 and 25,000,000 shares convertible at the option of the holder from Series A preferred stock within 60 days of October 1, 2010, and 23,512,020 underlying shares convertible at the option of the holder from a secured note from the holder to the Company that is convertible within 60 days of October 1, 2010, which are beneficially owned by the Fund, designee of Cross Atlantic Capital Partners, Inc. Mr. Tecce is a managing partner of Cross Atlantic Capital Partners, Inc.  Mr. Tecce disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(11)
Includes 1,000,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of October 1, 2010 and 25,000 shares convertible at the option of the holder from Series A preferred stock within 60 days of October 1, 2010.

(12)
Includes 40,993,377 shares underlying warrants that are exercisable within 60 days of October 1, 2010.  Includes 1,000,000 shares of Series A preferred stock, which is convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A preferred stock.

(13)
Includes 1,466,667 shares of Series B preferred stock, which is convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series B preferred stock within 60 days of October 1, 2010.

(14)
Includes 200,000 shares of Series B preferred stock, which is convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series B preferred stock within 60 days of October 1, 2010.

(15)
Includes 133,334 shares of Series B preferred stock, which is convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series B preferred stock within 60 days of October 1, 2010.

(16)	Includes shares underlying the secured note from the holder to the Company that is convertible into Series B Preferred Stock within 60 days of October 1, 2010.

PROPOSAL 1:  ELECTION OF TEN DIRECTORS

Our board of directors is authorized to have up to 15 members.  Our board of directors currently has ten members and ten members are nominees for director at the Annual Meeting. These nominees are Donald R. Caldwell, John Harrison, Warren V. Musser, Robert J. Oakes, Sanford Rich, L.J. Rowell, Paul Soltoff, Frederick C. Tecce, Anthony R. Verdi and Edmond J. Walters.  Proxies may not be voted for a greater number of persons than the number of nominees named below.  Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal.

Each nominee has expressed his or her willingness to serve as a director if elected, and we know of no reason why any nominee would be unable to serve.  The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of the nominees.  If a nominee is unable to serve as a director, the proxy agents intend to vote any alternative nominee designated by our board of directors.  Alternatively, our board of directors may decide to reduce the number of directors.

Set forth below is certain information with respect to each nominee to our board of directors.

Nominees for Terms Continuing Through our 2011 Annual Meeting of Stockholders

Donald R. Caldwell, 64, has served as one of our directors and as one of the Co-Chairman of our board of directors from April 2008 through November 24, 2009 and as our Chairman since November 24, 2009. Mr. Caldwell founded Cross Atlantic Capital Partners, Inc. in 1999, and presently serves as its Chairman and Chief Executive Officer. He has serves as a Director at Rubicon Technology, Inc. since 2001, and at Diamond Management & Technology Consultants, Inc. (NASDAQ) since 1994, a member of their Compensation Committee, Audit Committee and as the lead director since 2006. Mr. Caldwell is a Director and a member of the Compensation and Audit Committees and chairman of the Executive Committee of Quaker Chemical Corporation (NYSE), and a member of the Compensation Committee and the board of Voxware, Inc. (NASDAQ), a supplier of voice driven solutions. Mr. Caldwell has served as a director, chairman of the audit committee and member of the compensation committee of Lighting Gaming, Inc. since 2005.  Mr. Caldwell was a director of Kanbay International, Inc. from 1999 through 2007.  From 1996 to 1999, Mr. Caldwell was President and Chief Operating Officer and a Director of Safeguard Scientifics, Inc. Mr. Caldwell is a Certified Public Accountant in the State of New York.  Mr. Caldwell’s experience serving as a director and officer of numerous public companies qualifies him to be a member of our board of directors.

John Harrison, 67, has served as one of our directors since November 2005. He is a founding Partner and Executive Director of The Keystone Equities Group, Inc., a full service investment banking group and a registered NASD broker-dealer founded in 2003. Mr. Harrison also is a Managing Director of Covenant Partners, a hedge fund that invests in direct marketing services companies. In 1999, Mr. Harrison became a founding Partner of Emerging Growth Equities, Ltd., a full service investment banking and brokerage firm focused on raising capital for emerging technology companies addressing high-growth industry sectors. From 1985 to 2000, Mr. Harrison served as President of DiMark, a direct marketing agency that was subsequently acquired by Harte-Hanks in 1996. He also has held senior management positions with CUNA Mutual, RLI Insurance and CNA Insurance where he directed their direct marketing practice. Mr. Harrison was Chairman of the board of Professional Insurance Marketing Association (PIMA) and is on the advisory board of DePaul University’s Interactive and Direct Marketing Institute. He serves as a director of IXI Corporation, a database marketing company that uses proprietary wealth and asset information, and Solutionary, Inc., a full-service provider of managed security services.  Mr. Harrison’s extensive experience in the financial and insurance sectors qualifies him to be a member of our board of directors.

Warren V. Musser, 83, has served as one of our directors since January 2006 and as the Vice Chairman of our board of directors since March 2006. He also has served as President of The Musser Group, a financial consulting company, since 2001, a Director of NutriSystem, Inc. from February, 2003 to the present, Chairman of the Board of Directors of Telkonet, Inc. from 1996 to November, 2009, a Director of Telkonet, Inc. from November, 2009 to the present, Chairman of the Board of Directors of InfoLogix, Inc. from November,  2006 to November, 2009 and Chairman Emeritus from November, 2009 to the present and Director of MSTI Holdings, Inc. from May, 2007 to April, 2009. Mr. Musser is the Chairman Emeritus at Safeguard Scientifics, Inc., where he was the Chairman and Chief Executive Officer from 1953 until 2001.  Mr. Musser serves on a variety of civic, educational and charitable boards of directors.  Mr. Musser’s 50+ years of business experience and civic service qualifies him to be a member of our board of directors.

Robert J. Oakes, 52, has served as one of our directors since August 2008. He has served as the President and CEO of our InsPro Technologies, LLC subsidiary since our acquisition of the subsidiary on October 1, 2007. From 1986 until 2007 Mr. Oakes was President and Chief Executive Officer of the general partner of Atiam Technologies L.P. (now known as InsPro Technologies, LLC), a software development and servicing company that developed, expanded and serviced products to serve the insurance and financial services markets. Mr. Oakes founded InsPro Technologies under the name “Atiam” in 1986 and led the company’s effort to design and develop its flagship product, InsPro. InsPro is a state-of-the-art Insurance, Marketing, Administration, and Claim System that provides end-to-end insurance processing, technology and support, for a broad range of life, health, and disability products.  Mr. Oakes’ experience in the development of our flagship product and the management of InsPro Technologies, LLC qualifies him to be a member of our board of directors.

Sanford Rich, 52, has served as one of our directors since April 2006. Mr. Rich is currently a Managing Director with Whitemarsh Capital Advisors LLC, a broker-dealer since February 2009. He was the Managing Director, Investment Banking for Matrix USA LLC from May 2008 through February 2009. Mr. Rich served as a director and audit committee chairman of Interclick, Inc. from 2007 to 2010.  From 1995 to May 2008 Mr. Rich was Director, Senior Vice President and Portfolio Manager at GEM Capital Management Inc. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various Analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980).  Mr. Rich’s 30+ years of experience in the financial sector qualifies him to be a member of our board of directors.

L.J. Rowell, 78, has served as one of our directors since April 2006. He is a past President (1984-1996), Chief Executive Officer (1991-1996) and Chairman of the Board (1993-1996) of Provident Mutual Life Insurance Company, where he also held various other executive and committee positions from 1980 until his retirement in 1996. Mr. Rowell served on the board of directors of the PMA Group from 1992 until 2009.  Mr. Rowell served on the board of directors of the Southeast Pennsylvania Chapter of the American Red Cross, the American College, The Foundation at Paoli, and The Milton S. Hershey Medical Center. Mr. Rowell also has served on the Board of Trustees of The Pennsylvania State University as a business and industry trustee since 1992. In 1991, he served as the Chairman of the Major Business Division for the United Way of Southeastern Pennsylvania. Mr. Rowell also has served as chairman of The American Red Cross Ad Blood Campaign and has previously served on its Major Contributions Donor Campaign.  Mr. Rowell’s extensive experience in the health insurance industry and his civic service for various health care organizations qualifies him to be a member of our board of directors.

Paul Soltoff, 56, has served as one of our directors since November 2005.  He also has served as Chairman and Chief Executive Officer of Acquirgy, Inc. since 2009.  He served as Chairman and Chief Executive Officer of SendTec, Inc. since its inception in February 2000 through 2009.  From 1997 until February 2000, Mr. Soltoff served as Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company. From September 2004 until October 2005, Mr. Soltoff served as a director of theglobe.com.  Mr. Soltoff’s experience as an officer and director in the Internet marketing sector qualifies him to be a member of our board of directors.

Frederick C. Tecce, 75, has served as one of our directors since August 2007. He currently serves as of counsel with Buchanan Ingersoll & Rooney. He was an attorney with Klett Rooney Lieber & Schorling when it joined Buchanan in 2006. Mr. Tecce also serves as counsel to Cross Atlantic Capital Partners and has served on the investment committees of three of the funds managed by Cross Atlantic Partners. Mr. Tecce is a director of Lighting Gaming, Inc. since 2005.  Mr. Tecce previously served as Senior Vice President and General Counsel of Academy Life Insurance Company. Mr. Tecce served on the transition team for Pennsylvania Governor Tom Ridge and was appointed by Governor Ridge to serve as a member of the board of the $50 billion Public School Employees Retirement System (PSERS), where he served as chairman of the Finance Committee until his retirement in September of 2001. He was appointed by U.S. Senator Rick Santorum to the Federal Judicial Nominating Committee where he served for several terms and also served on Dr. Robert Gallo’s Board of Visitors at the University of Maryland Institute for Human Virology. He has also served on the board of directors of several listed companies.  Mr. Tecce’s numerous legal, business and government experiences qualify him to be a member of our board of directors.

Anthony R. Verdi, 61, has served as one of our directors since June 2008, as our Chief Financial Officer and Assistant Secretary since November 2005, as our Chief Operating Officer since April 2008 and from June 20, 2008 as Acting Principal Executive Officer. From 2001 until November 2005, Mr. Verdi has provided consulting services to life, health and property and casualty insurance company agency and venture capital clients. Mr. Verdi served as Chief Operating Officer of Provident and Chief Financial Officer of HealthAxis. From January 1990 until December 1998 Mr. Verdi served as Chief Financial Officer of Provident American Corporation. From July 1986 until January 1990, he was the Vice President and Controller of InterCounty Hospitalization and Health Plans, a nonprofit group medical insurer. From April 1971 until July 1986, he served in various finance and accounting capacities for the Academy Insurance Group, ultimately serving as the Assistant Controller.  Mr. Verdi’s extensive experience in the health insurance industry and his financial and accounting background qualifies him to be a member of our board of directors.

Edmond J. Walters, 49, has served as one of our directors since April 2008. Mr. Walters is Founder and Chief Executive Officer of eMoney Advisor, a wealth planning and management solutions provider for financial advisors that Mr. Walters founded in 2000 and is now a wholly-owned subsidiary of Commerce Bancorp. Prior to forming eMoney Advisor in 2000, Mr. Walters spent more than 20 years in the financial services industry, advising high net worth clients. From 1983 to 1992 he was associated with Kistler, Tiffany & Company in Wayne, PA. In 1992, Walters helped found the Wharton Business Group, a financial advising firm, in Malvern, PA.  Mr. Walters’ 20+ years of experience in the financial sector qualify him to be a member of our board of directors.

Our board of directors recommends a vote “FOR” each of the foregoing nominees.

Board of Directors and Committees

Our board of directors currently is composed of Messrs. Caldwell, Harrison, Musser, Oakes, Rich, Rowell, Soltoff, Tecce, Verdi and Walters.  Mr. Caldwell is the Chairmen of our board of directors. Directors serve until the next annual meeting of stockholders, until their successors are elected or appointed or qualified, or until their prior resignation of removal.  Our executive officers are appointed by, and serve at the discretion of, our board of directors.

                Although our common stock is not listed on NASDAQ and, as a result, we are not subject to NASDAQ’s listing standards, we voluntarily strive to comply with such standards. As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by a company’s board of directors. Our board of directors, in applying the standards for independence as defined by Rule 4200(a)(15) of the NASDAQ listing standards and Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission, has affirmatively determined that Messrs. Caldwell, Harrison, Musser, Rich, Rowell, Soltoff, Tecce and Walters are “independent” directors.

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee.  Pursuant to our bylaws, our board of directors may from time to time establish other committees to facilitate the management of our business and operations.

Board and Committee Meetings

During the year ended December 31, 2009, our board of directors held 7 meetings and 1 action was taken by unanimous written consent.  Pursuant to our Corporate Governance Guidelines, all directors are encouraged to attend special and annual meetings of stockholders.  No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which each particular director served   All of our current directors attended the 2009 Annual Meeting of Stockholders, with the exception of Messrs. Caldwell, Harrison, Rich, Rowell, Soltoff, Tecce and Walters.

Board Leadership Structure and Risk Oversight

The role of chief executive officer and chairman of the board are separate positions. We believe it is the chief executive officer’s responsibility to oversee the Company’s operations and the chairman’s responsibility to coordinate the appropriate functioning of the board.   As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have a chairman whose sole role with the Company is leading the board.

Mr. Caldwell is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board.  Mr. Caldwell receives reports from management at least quarterly regarding the Company’s assessment of risks.  In addition, Mr. Caldwell is also chairman of the audit committee and together with the other members of the audit committee meets with management to discuss the Company’s policies with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and mitigate these exposures. Mr. Caldwell reports regularly to the full board of directors, which also considers the Company’s risk factors.  While the board oversees the Company’s risk management, company management is responsible for day-to-day risk management processes.   We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

Code of Business Conduct and Ethics

We adopted an amended and restated Code of Business Conduct and Ethics on January 29, 2008. Our Code of Business Conduct and Ethics, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K, applies globally to our corporate directors, executive officers, senior financial officers, and other employees.  Our Code of Business Conduct and Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.  A printed copy of our Code of Business Conduct and Ethics may be obtained free of charge by writing to us at Health Benefits Direct Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

Audit Committee

The members of our audit committee are Messrs. Caldwell, Rich and Rowell. Mr. Caldwell became chairman of the committee effective upon his appointment to the board on April 1, 2008.    Our audit committee assists our board of directors in its oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•
the evaluation of the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

•	the preparation of the report required by the rules of the Securities and Exchange Commission to be included in our proxy statement.

Our board of directors has determined that Mr. Caldwell is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.  Although our common stock is not listed on NASDAQ and, as a result, we are not subject to NASDAQ’s listing standards, we voluntarily strive to comply with such standards.  Our board of directors, in applying the above-referenced standards, has affirmatively determined that each of Messrs. Caldwell, Rich and Rowell are “independent”.

We believe that the composition of our audit committee meets the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations, and the functioning of our audit committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations.

A printed copy of the charter of our audit committee may be obtained free of charge by writing to us at Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087.

Compensation Committee

The members of our compensation committee are Messrs. Harrison, Rich and Tecce. Mr. Harrison chairs the committee. Specific responsibilities of our compensation committee include:

•	to establish and periodically review our compensation philosophy and the adequacy of compensation plans and programs for executive officers and our other employees;

•	to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans;

•	to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements, as appropriate, based on performance;

•	to review and monitor management development and succession plans and activities; and

•	to prepare the report on executive compensation required by the rules of the Securities and Exchange Commission to be included in our proxy statement.

We believe that the composition of our compensation committee meets the requirements for independence under, and the functioning of our compensation committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations.

A printed copy of the charter of our compensation  committee may be obtained free of charge by writing to us at Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087.

Nominating and Governance Committee

The members of our nominating and governance committee are Messrs. Rowell, Harrison and Soltoff.  Mr. Rowell chairs the committee.  This committee is responsible for recommending qualified candidates to the board of directors for election as directors, including the slate of directors that the board proposes for election by stockholders at Annual Meetings.  While the committee does not have a formal diversity “policy,” the committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives.  We believe that the committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s gender, racial background, religion, or ethnicity.  The committee identifies candidates through a variety of means, including recommendations from members of the board and suggestions from our management, including our Chairman and Chief Executive Officer.  In addition, the committee considers candidates recommended by third parties, including stockholders. Stockholders wishing to recommend director candidates for consideration by the Committee may do so by writing our Secretary and giving the recommended candidate’s name, biographical data and qualifications.

The nominating and corporate governance committee operates under a formal charter adopted by the Board that governs its duties and standards of performance.  A printed copy of the charter of our nominating and corporate governance committee may be obtained free of charge by writing to us at Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087.

Transactions With Related Persons

From the beginning of our last fiscal year until the date of this proxy, there has been no transaction, nor is there any transaction currently proposed, to which we were, are, or would be a participant, in which the amount involved exceeded or would exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons or entities had or will have a direct or indirect material interest, other than the compensation and compensation arrangements (including with respect to equity compensation and board compensation) described below.

We believe that we have executed all of the transactions described below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

During 2009 we paid to Cross Atlantic Capital Partners, Inc. (“Cross Atlantic”) and The Co-Investment Fund II, L.P. (“Co-Investment”), in aggregate $312,660.   Co-Investment is the controlling stockholder of the Company and a designee of Cross Atlantic, of which Frederick C. Tecce, one of our directors, is a managing partner and of which Donald Caldwell, also one of our directors and Chairman of our board of directors, is Chairman and Chief Executive Officer.  The $312,660 consisted of the following:

•	$240,041 reimbursement of Cross Atlantic’s and Co-Investment’s out of pocket legal expenses incurred by them in connection with

o	Co-Investment’s purchase of the Company’s equity securities in the first quarter of 2009 in the amount of $40,000;

o	Co-Investment’s entering into a Loan Agreement and Secured Promissory Note with the Company in the fourth quarter of 2009 in the amount of $15,000; and

o
Messrs. Caldwell and Tecce together with Cross Atlantic and Co-Investment’s out of pocket legal costs incurred as defendants named along with the Company and its directors in litigation brought about by certain stockholders of the Company in the amount of $185,041.  The Company has indemnified Messrs. Caldwell and Tecce together with Cross Atlantic and Co-Investment in connection with this litigation.

•
$50,500 of director fees, which were earned by Messrs. Caldwell and Tecce in accordance with the Company’s non employee director compensation plan, paid to the Co-Investment by mutual agreement between the Company, Co-Investment and Messrs. Caldwell and Tecce in connection with the Loan Agreement and Secured Promissory Note between the Company and Co-Investment.  Messrs. Caldwell and Tecce assigned their director fees to the Co-Investment.

•	$17,804 reimbursement of out of pocket costs pertaining to professional consulting services provided by Cross Atlantic to the Company.

•	$4,315 of reimbursement of out of pocket business travel expenses incurred by Messrs. Caldwell and Tecce in connection with their duties as directors of the Company.

We have engaged in the following transaction regarding sales of our common stock with our executive officers and directors, and with the beneficial holders of 5% or more of our common stock:

•
On January 15, 2009, we completed a private placement with Co-Investment, for an aggregate of 1,000,000 shares of our Series A Convertible Preferred Stock and warrants to purchase 1,000,000 shares of our Series A Convertible Preferred Stock.

•
On December 22, 2009, we and our subsidiaries entered into a Loan Agreement and a $1,250,000 Secured Promissory Note (the “Note”) with Co-Investment.  Pursuant to the terms of the Loan Agreement and the Note, Co-Investment extended the principal sum of $1,250,000 to us and our subsidiaries (collectively, the “Borrowers”).  Pursuant to the Note, the Borrowers agreed to pay to the order of Co-Investment, the outstanding principal amount of the Note plus interest.  Interest will accrue on the unpaid principal balance of the Note at an annual rate of 8%, except in the case of an event of default as set forth in the Loan Agreement, in which case the rate of interest will increase to 11% until such event of default is cured.  All principal and accrued interest is due and payable on December 22, 2010.  Co-Investment may accelerate payment of the Loan in the event of default on the Loan as set forth in Loan Agreement. The Note is secured by a perfected first-priority security interest in substantially all of the assets of the Borrowers, including all of the intellectual property assets of the Borrowers, and 100% of the stock our subsidiaries, pursuant to the terms of a Security Agreement, Intellectual Property Security Agreement and Pledge Agreement with Co-Investment, each of which were executed by the Borrowers and Co-Investment on December 22, 2009, concurrent with the execution of the Loan Agreement and the Note.

Selection of Directors and Stockholder Nominations Process

In connection with our proxy solicitation relating to an annual meeting of stockholders, our board of directors recommends a slate of nominees for election by our stockholders.  In addition, our board of directors fills vacancies on our board of directors when necessary or appropriate.  Recommendations or determinations of our board of directors are made after consideration of the recommendations of, and information supplied by, our nominating and governance committee as to the suitability of each individual, taking into account the criteria described below and other factors, including requirements for board committee membership.  The nominating and governance committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders.  The nominating and governance committee also may determine to retain third-party executive search firms to identify candidates from time to time.

Our nominating and governance committee considers board candidates based on various criteria, such as their broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business.  Our board of directors and nominating and governance committee also seek members from diverse backgrounds so that our board of directors consists of members with a broad spectrum of experience and expertise and with a reputation for integrity.  In determining whether to recommend a director for reelection, our nominating and governance committee also considers a director’s past attendance at meetings and participation in and contributions to the activities of the board of directors and committees of the board on which the director served.

The nominating and governance committee will consider director nominees recommended by stockholders who submit the following information in writing to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, PA 19087, Attn: Assistant Secretary, if such information is received at least 120 calendar days before the one-year anniversary of the date of mailing of our materials for the prior year’s annual meeting of stockholders:

•	the name and address of the recommending stockholder;

•	the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

•	information about the relationship between the candidate and the recommending stockholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of Shares that the recommending stockholder owns and the length of time the Shares have been owned.

We may require any nominating stockholder or proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as one of our directors.

Assuming that appropriate information has been provided on a timely basis as described above and in accordance with our Amended and Restated Bylaws, the nominating and governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Communications to our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  Stockholders may send communications to our board of directors in writing, addressed to the full board of directors, individual directors or a specific committee of our board of directors, c/o Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, PA 19087, Attn: Assistant Secretary.  Our board of directors relies on our Assistant Secretary to forward written questions or comments to the full board of directors, named directors or specific committees of our board of directors, as appropriate.  General comments or inquiries from stockholders are forwarded to the appropriate individual, as appropriate.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF SHERB & CO., LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

The audit committee of our board of directors has appointed Sherb & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2010 and has further directed that management submit the appointment of Sherb & Co., LLP as our independent registered public accountants for ratification by the stockholders at the Annual Meeting. Representatives of Sherb & Co., LLP are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Neither our Amended and Restated Bylaws nor any other governing documents or law require stockholder ratification of the appointment of Sherb & Co., LLP as our independent registered public accountants.  However, the audit committee is submitting the appointment of Sherb & Co., LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Sherb & Co., LLP Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of our stockholders.

The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting on this proposal will be required to ratify the appointment of Sherb & Co., LLP.  Any abstentions will have the effect of votes against the proposal.  Any broker non-votes will have no effect on the proposal.

The following is a summary of the fees billed to us by Sherb & Co., LLP for professional services rendered for the fiscal years ended December 31, 2009 and 2008:

	2009	2008

Audit Fees (1)	$87,000	$96,285
Audit-Related Fees(2)	11,500	15,000
Tax Fees (3)	9,500	15,000
All Other Fees	-	-
Total Fees	$108,000	$126,285

(1)
Audit fees and audit related fees for the fiscal years ended December 31, 2009 and 2008 were for professional services rendered for the audits and interim quarterly reviews of our consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees for the fiscal year ended December 31, 2009 were for professional services rendered for the audit of the Company’s 401(k) plan. Audit-related fees for the fiscal year ended December 31, 2008 were for out of pocket expenses incurred for the audit of our consolidated financial statements.

(3)	Tax fees were for tax compliance, tax advice and tax planning.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.

Our board of directors recommends a vote “FOR” Proposal 2.

PROPOSAL 3:  AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

General

Stockholders are being asked to approve an amendment to our Certificate of Incorporation to change the name of the Company from Health Benefits Direct Corporation to InsPro Technologies Corporation.

Our Board has adopted a resolution authorizing this amendment, subject to stockholder approval. Our Board believes that this amendment will provide certain long-term advantages to us and to our stockholders and recommends approval by the stockholders.

Purpose and Background of the Change of the Company’s Name to InsPro Technologies Corporation

We were originally incorporated under the laws of the state of Nevada on October 21, 2004 as Darwin Resources Corp., an exploration stage company engaged in mineral exploration. On November 22, 2005, Darwin Resources Corp. merged with and into its newly-formed wholly-owned subsidiary, Darwin Resources Corp., a Delaware corporation, solely for the purpose of changing its state of incorporation from Nevada to Delaware. On November 23, 2005, HBDC II, Inc., a newly-formed wholly-owned subsidiary of Darwin Resources Corp., was merged with and into Health Benefits Direct Corporation, a privately-held Delaware corporation, and the name of the resulting entity was changed from Health Benefits Direct Corporation to HBDC II, Inc. Following the merger, Darwin Resources Corp. changed its name to Health Benefits Direct Corporation.  During 2005 through October 1, 2007 our operations were primarily that of our former Telesales and Insurint businesses.  We effectively sold our former Telesales business in 2009 and our former Insurint business in 2010.  Our former Telesales and Insurint businesses are now classified as part of our discontinued operations.

We acquired Atiam Technologies, L.P. on October 1, 2007.  This entity, which changed its name to InsPro Technologies, LLC on May 14, 2009, sells and markets our InsPro software application.  InsPro is a comprehensive, web-based insurance administration software application.  InsPro was introduced by Atiam Technologies, L.P. (now our InsPro Technologies, LLC subsidiary) in 2004.  InsPro clients include health insurance carriers and third party administrators.

Today we are a technology company focused on marketing and servicing our InsPro software application.  We feel our current name no longer reflects our current business strategy and focus.  We feel that InsPro Technologies Corporation better reflects the Company’s current business strategy and operations.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting on this proposal will be required to approve this proposal.  Abstentions will have no effect on the vote.

Our board of directors unanimously recommends a vote “FOR” the amendment to the certificate of incorporation to reflect the change in the Company’s name to InsPro Technologies Corporation.

PROPOSAL 4: AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

Stockholders are being asked to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 300,000,000 shares.

Our Board has adopted a resolution authorizing this amendment, subject to stockholder approval.  Our Board believes that this amendment will provide certain long-term advantages to us and to our stockholders and recommends approval by the Stockholders.

Purpose and Background of the Increase in Authorized Shares of Common Stock

As of October 1, 2010, we had 41,543,655 Common Shares issued and outstanding, 83,188,564 Common Shares reserved for issuance underlying currently issued and outstanding warrants to purchase Common Shares, 3,000,000 Common Shares reserved for issuance underlying currently issued and outstanding warrants to purchase Series A Preferred Stock, 25,535,000 Common Shares reserved for the conversion of currently issued and outstanding Series A Preferred Stock, 36,000,020 Common Shares reserved for the conversion of currently issued and outstanding Series B Preferred Stock,  6,890,000 Common Shares reserved for issuance underlying currently issued and outstanding options and 606,980 Common Shares reserved for issuance under certain of our existing equity compensation plans. Accordingly, there were 3,160,781 Common Shares available for future issuance and contingencies as of October 1, 2010.

On December 22, 2009, the Company and its subsidiaries entered into a Loan Agreement (the “Loan Agreement”) and a $1,250,000 Secured Promissory Note (the “Note”) with The Co-Investment Fund II, L.P. (“Co-Investment”).  Co-Investment is the controlling stockholder of the Company and a designee of Cross Atlantic Capital Partners, Inc., of which Frederick C. Tecce, one of our directors, is a managing partner and of which Donald Caldwell, also one of our directors and Chairman of our board of directors, is Chairman and Chief Executive Officer.  On June 15, 2010, the Company and Co-Investment agreed to modify the terms of the Loan Agreement and the Note to: (i) increase the loan from $1,250,000 to $2,250,000 on June 15, 2010 and (ii) allow Co-Investment to require the Company to repay to Co-Investment an amount not to exceed the loan balance plus accrued interest in the form of the Company’s equity securities at the conversion price and terms identical to the price and terms of the Company’s next issuance of common or preferred stock issued for cash consideration occurring after June 15, 2010 (“Equity Issuance”) if and when such Equity Issuance occurs.  The Company and Co-Investment agreed in the event that the Company does not have a sufficient number of authorized shares of its equity securities to issue to Co-Investment, the Company and Co-Investment will jointly cooperate with one another in obtaining the necessary shareholder approval to increase the number of authorized shares of the Company’s equity securities and the effective date of the issuance and repayment of the Note will be the date of the Company’s shareholder approval.  As of October 1, 2010, the Company does not have sufficient number of authorized shares of its equity securities to issue to Co-Investment in the event that Co-Investment desires to convert the Note.

On September 30, 2010, the Company entered into and completed a private placement of 1,800,001 units (the “2010 Private Placement”) with certain accredited investors (the “Investors”), including Independence Blue Cross, a Pennsylvania hospital plan corporation (“Independence Blue Cross”), for an aggregate of 1,800,001 shares of Series B Preferred Stock, and warrants to purchase 18,000,010 shares of its Common Stock, pursuant to the terms of a securities purchase agreement.  Each unit consisted of one share of Series B Convertible Preferred Stock and a warrant to purchase ten shares of common stock.  Pursuant to our agreement with Independence Blue Cross, we agreed to sell 200,000 additional units after obtaining shareholder approval to increase the number of authorized shares of the Company’s common stock.  The Company also anticipates selling an additional 33,334 to another investor on the same terms and conditions described above.  The 2010 Private Placement represents an Equity Issuance.

Accordingly, as of October 1, 2010, if Co-Investment exercised its option to convert the maximum portion of the Note there would be effectively no Common Shares available for future issuance and contingencies.

We are proposing to increase the total number of our authorized Common Shares from 200,000,000 to 300,000,000 shares so that we will have sufficient authorized but unissued Common Shares for various corporate purposes including, but not limited to, the conversion of the Note from Co-Investment into equity, the sale of stock to raise capital (including the additional units in the 2010 Private Placement), the purchase of property, combinations with other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions and other general corporate transactions.  While we do not have any immediate plans, arrangements or understanding for the sale of additional shares of our stock to raise capital (other than the additional units in the 2010 Private Placement), to purchase property, to combine with other companies or to declare any stock splits or distributions, if this proposal is approved, we may use the additional authorized but unissued Common Shares for any one of these or similar purposes in the future as appropriate.  Based on the approximately 196.8 million Common Shares that were currently either outstanding or reserved for future issuance, our Board has determined that the number of unreserved Common Shares presently available for issuance is insufficient for these purposes.

Additional stockholder action will not be required for our Board to issue these additional shares for any proper corporate purpose approved by our Board, except as may be required by law, regulation or the rules of any stock exchange or quotation system on which our Common Shares are then listed or quoted (currently Over the Counter Bulletin Board). Additional stockholder approval requirements may apply in the case of certain transactions, such as business combination transactions or the adoption of employee benefit plans. If any such additional Common Shares are to be issued in connection with potential business transactions that independently require stockholder approval, such approval will be sought at the appropriate time. We reserve the right to seek a further increase in authorized Common Shares from time to time in the future as we consider appropriate.

Effect on Outstanding Stock

If stockholders approve this proposal, as soon as practicable following such approval, the Company will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Issuances of the authorized Common Shares in the future, such as pursuant to any additional equity financing, including any securities convertible into Common Shares, or upon exercise of outstanding warrants (i) will dilute stockholders’ percentage ownership of our Company and (ii) may dilute the value of current stockholders’ Shares. In addition, any converted Preferred Shares will be returned to the status of authorized but unissued shares of undesignated preferred stock and may thus be available for future issuance, including as a future series or class of preferred stock that will be convertible into Common Shares.

Potential Anti-Takeover Effect

The proposed amendment to increase the number of our authorized Common Shares could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for us to issue additional Common Shares, thereby diluting or impairing the voting power of the other outstanding Shares and increasing the potential costs to acquire control of us. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our stockholders to dispose of their Shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. It also may have the effect of perpetuating our current management, including the current Board, and placing it in a better position to resist changes that our stockholders may wish to make if they are dissatisfied with the conduct of our business.

Certain provisions of our charter documents may have the effect of delaying or preventing changes in control or management, which could have an adverse effect on the market price of our Common Shares. In addition, our charter documents do not permit cumulative voting, which may make it more difficult for a third party to gain control of our Board.

Consequences if this Proposal is Not Approved

If our stockholders do not approve this proposal we may be limited in our ability to issue additional authorized but unissued Common Shares to raise capital, to purchase property, to combine with other companies or to declare any stock splits or distributions for any one of these or similar purposes in the future. In addition, we may be limited in our ability to issue additional authorized but unissued Preferred Shares (including any additional authorized Preferred Shares approved pursuant to Proposal No. 5) due to an insufficient number of Common Shares into which the Preferred Shares are convertible.

Consequences if this Proposal is Approved

In the event that we receive stockholder approval of this proposal, our Board intends to effect the increase in the number of authorized Common Shares through a single amendment to our Certificate of Incorporation.  The result of the increase in the number of authorized Common Shares will be an increase in the number of authorized Common Shares from 200,000,000 to 300,000,000.

Financial Information

You should also consider in your analysis of this proposal our consolidated financial statements and related notes, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in our Annual Report on Form 10-K for the year ended December 31, 2009 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which are incorporated herein by reference.

No Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or our Amended and Restated Bylaws to any stockholder who dissents from this proposal.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting on this proposal will be required to approve this proposal. Abstentions will have no effect on the vote.

Our board of directors unanimously recommends a vote “FOR” the amendment to the certificate of incorporation to increase the number of authorized Common Shares.

PROPOSAL 5: AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK

General

Stockholders are being asked to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 shares to 20,000,000 shares.

Our Board has adopted a resolution authorizing this amendment, subject to stockholder approval.  Our Board believes that this amendment will provide certain long-term advantages to us and to our stockholders and recommends approval by the Stockholders.

Purpose and Background of the Increase in Authorized Shares Preferred Stock

We are proposing to increase the total number of our authorized shares of preferred stock from 10,000,000 to 20,000,000 shares so that we will have sufficient authorized but unissued Preferred Shares for various corporate purposes including, but not limited to, the sale of stock to raise capital, to purchase property, combinations with other companies, the use of additional shares for various equity compensation, the declaration of stock splits or distributions and other general corporate transactions. While we do not have any immediate plans, arrangements or understanding for the sale of additional shares of our stock to raise capital (other than the additional units in the 2010 Private Placement), to purchase property, to combine with other companies or to declare any stock splits or distributions, if this proposal is approved, we may use the additional authorized but unissued Preferred Shares for any one of these or similar purposes in the future as appropriate. Based on the approximately 3,076,751 Preferred Shares that were currently outstanding, our Board has determined that the number of Preferred Shares presently available for issuance is insufficient for these purposes.

Additional stockholder action will not be required for our Board to issue these additional shares for any proper corporate purpose approved by our Board, except as may be required by law, regulation or the rules of any stock exchange or quotation system on which our Common Shares are then listed or quoted (currently Over the Counter Bulletin Board). Additional stockholder approval requirements may apply in the case of certain transactions. If any such additional Preferred Shares are to be issued in connection with potential business transactions that independently require stockholder approval, such approval will be sought at the appropriate time. We reserve the right to seek a further increase in authorized Preferred Shares from time to time in the future as we consider appropriate.

Effect on Outstanding Shares

If stockholders approve this proposal, as soon as practicable following such approval, the Company will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Issuances of the authorized Preferred Shares in the future, such as pursuant to any additional equity financing, including any securities convertible into Common Shares, or upon exercise of outstanding warrants (i) will dilute stockholders’ percentage ownership of our Company and (ii) may dilute the value of current stockholders’ Shares. In addition, any converted Preferred Shares will be returned to the status of authorized but unissued shares of undesignated preferred stock and may thus be available for future issuance, including as a future series or class of preferred stock that will be convertible into Common Shares.

Potential Anti-Takeover Effect

The proposed amendment to increase the number of our authorized Preferred Shares could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for us to issue additional Preferred Shares, thereby diluting or impairing the voting power of the other outstanding Shares and increasing the potential costs to acquire control of us. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our stockholders to dispose of their Shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. It also may have the effect of perpetuating our current management, including the current Board, and placing it in a better position to resist changes that our stockholders may wish to make if they are dissatisfied with the conduct of our business.

Certain provisions of our charter documents may have the effect of delaying or preventing changes in control or management, which could have an adverse effect on the market price of our Common Shares. In addition, our charter documents do not permit cumulative voting, which may make it more difficult for a third party to gain control of our Board.

Consequences if this Proposal is Not Approved

If our stockholders do not approve this proposal we may be limited in our ability to issue additional authorized but unissued Preferred Shares to raise capital, to purchase property, to combine with other companies or to declare any stock splits or distributions for any one of these or similar purposes in the future.

Consequences if this Proposal is Approved

In the event that we receive stockholder approval of this proposal, our Board intends to effect the increase in the number of authorized Preferred Shares through a single amendment to our Certificate of Incorporation. The result of the increase in the number of authorized Preferred Shares will be an increase in the number of authorized Preferred Shares from 10,000,000 to 20,000,000.

Financial Information

You should also consider in your analysis of this proposal our consolidated financial statements and related notes, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in our Annual Report on Form 10-K for the year ended December 31, 2009 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which are incorporated herein by reference.

No Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or our Amended and Restated Bylaws to any stockholder who dissents from this proposal.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting on this proposal will be required to approve this proposal. Abstentions will have no effect on the vote.

Our board of directors unanimously recommends a vote “FOR” the amendment to the certificate of incorporation to increase the number of authorized Preferred Shares.

PROPOSAL 6:  APPROVAL OF THE ADOPTION OF THE HEALTH BENEFITS DIRECT CORPORATION
2010 EQUITY COMPENSATION PLAN

We currently maintain the 2010 Plan, which was approved by our board of directors on August 18, 2010, subject to stockholder approval.  Our board has directed that the proposal to approve the 2010 Plan be submitted to our stockholders for their approval at the Annual Meeting.  Stockholder approval of the 2010 Plan is being sought (i) so that compensation attributable to grants under the 2010 Plan may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Code and (ii) in order for incentive stock options to meet the requirements of the Code.

The purpose of the 2010 Plan is to attract, retain and motivate the employees, non-employee members of our board and our and our subsidiaries’ consultants and to focus their efforts on the long-term enhancement of stockholder value.  If approved by our stockholders, the 2010 Plan will be effective as of November 18, 2010.

Pursuant to the terms of the 2010 Plan, the 2008 Plan will be merged with and into the 2010 Plan effective as of November 18, 2010, and no additional grants will be made thereafter under the 2008 Plan.  Outstanding grants under the 2008 Plan will continue in effect according to their terms as in effect before the plan merger (subject to such amendments as our compensation committee determines, consistent with the 2008 Plan, as applicable), and the Common Shares with respect to outstanding grants under the 2008 Plan will be issued or transferred under the 2010 Plan.

The material terms of the 2010 Plan are summarized below.  A copy of the 2010 Plan is attached to this Proxy Statement as Appendix A.  This summary of the 2010 Plan is not intended to be a complete description of the 2010 Plan, and is qualified in its entirety by the actual text of the 2010 Plan to which reference is made.

Material Features of the Proposed 2010 Plan

General.  The 2010 Plan provides that grants may be made in any of the following forms: (i) nonqualified stock options, (ii) incentive stock options, (iii) stock units, (iv) stock awards, (v) stock appreciation rights (“SARs”), (vi) dividend equivalents, and (vii) other stock-based awards.

Shares Subject to the 2010 Plan. The 2010 Plan will authorize a maximum number of Common Shares for issuance equal to the 30,000,000, which number shall include (i) the number of Common Shares subject to outstanding grants under the 2008 Plan as of the date of the Annual Meeting, (ii) the number of Common Shares remaining available for issuance under the 2008 Plan but not subject to previously exercised, vested or paid grants as of the date of the Annual Meeting, and (iii) a number of additional Common Shares such that the aggregate number of Common Shares available under the 2010 Plan is 30,000,000 Common Shares, subject to adjustment in certain circumstances as described below.  As of October 1, 2010, there were 7,000,000 Common Shares available for issuance under the 2008 Plan and 6,393,020 Common Shares subject to outstanding grants under the 2008 Plan, leaving 606,980, which number is subject to adjustment between October 1, 2010, and the Annual Meeting depending on the number of Common Shares subject to outstanding grants that are issued or transferred under the 2008 Plan between October 1, 2010, and the Annual Meeting.

If and to the extent options (including options outstanding under the 2008 Plan) and SARs granted under the 2010 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards (including outstanding stock awards outstanding under the 2008 Plan), stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the Common Shares subject to such grants will become available again for purposes of the 2010 Plan.  Common Shares otherwise issuable under the 2010 Plan that are surrendered or withheld in payment of the exercise price of an option, and Common Shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the 2010 Plan.  Upon the exercise of an SAR under the 2010 Plan, the number of Common Shares available for issuance under the 2010 Plan will be reduced by the gross number of Common Shares as to which the SAR was exercised, and not the net number of Common Shares actually issued upon exercise.  To the extent any grants are paid in cash, and not in Common Shares, any Common Shares previously subject to such grants will again be available for issuance or transfer under the 2010 Plan.

The maximum aggregate number of Common Shares that will be subject to grants made under the 2010 Plan to any individual during any calendar year will be 5,000,000, subject to adjustment as described below.

Adjustment Provisions. Under the 2010 Plan, in the event of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a recapitalization or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Shares as a class without our receipt of consideration, or if the value of outstanding Common Shares is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of Common Shares available for issuance under the 2010 Plan, the maximum number of Common Shares for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the 2010 Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by our compensation committee, in such manner as our compensation committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Common Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2010 Plan and such outstanding grants.  Any fractional shares resulting from such adjustment will be eliminated.  In the event of a change of control, the provisions applicable to a change in control will apply.  Any adjustments to outstanding grants will be consistent with section 409A or 424 of the Code, to the extent applicable

Administration. The 2010 Plan is administered and interpreted by our compensation committee.  However, our board will approve and administer all grants made to non-employee directors.  Our compensation committee may delegate authority to administer the 2010 Plan to one or more subcommittees, as it deems appropriate.  Our compensation committee has the authority to: (i) determine the individuals to whom grants will be made under the 2010 Plan; (ii) determine the type, size and terms of the grants; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant, subject to the limitations described below; and (v) deal with any other matters arising under the 2010 Plan.  The determinations of our compensation committee are made in its sole discretion and are final, binding and conclusive.

Eligibility. All of our and our subsidiaries’ employees and our subsidiaries’ advisors and consultants are eligible for grants under the 2010 Plan. Our non-employee directors, are also eligible to receive grants under the 2010 Plan.  Our compensation committee is authorized to select the persons to receive grants from among those eligible and to determine the number of Common Shares that are subject to each grant.

Types of Awards.

Stock Options

Our compensation committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or nonqualified stock options that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs.  Anyone eligible to participate in the 2010 Plan may receive a grant of NQSOs.  Only our employees and employees of our subsidiaries may receive a grant of ISOs.

Our compensation committee will fix the exercise price per Common Share of options on the date of grant.  The exercise price of options granted under the 2010 Plan must be equal to or greater than closing price of the underlying Common Shares during regular trading hours on the date of grant.  However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the closing price of a Common Share during regular trading hours on the date of grant.

Our compensation committee will determine the term of each option which will not exceed ten years from the date of grant.  If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant.  To the extent that the aggregate fair market value of Common Shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

Our compensation committee will determine the terms and conditions of options, including when they become exercisable.  Our compensation committee may accelerate the exercisability of any options.  Our compensation committee will also determine under what circumstances a grantee may exercise an option after termination of employment or service.  Generally, if a grantee ceases to be employed by, or provide service to, us for any reason other than disability, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, us.  If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, us.  In each case described above, our compensation committee may specify a different option termination date, but in any event no later than the expiration of the option term.  If a grantee ceases to be employed by, or provide service to, us on account of termination for cause, the grantee’s options will terminate immediately.

A grantee may exercise an option by delivering a notice of exercise to us.  The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) unless our compensation committee determines otherwise, by delivering Common Shares already owned by the grantee and having a fair market value on the date of exercise at least equal to the exercise price or by attestation to ownership of Common Shares having a fair market value on the date of exercise at least equal to the exercise price, (iii) by cashless net exercise,  (iv) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (v) by such other method as our compensation committee may approve.

Stock Awards

Our compensation committee may grant stock awards to anyone eligible to participate in the 2010 Plan.  Our compensation committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards.  If restrictions are imposed on stock awards, our compensation committee will determine whether they will lapse over a period of time or according to such other criteria as our compensation committee determines.

Our compensation committee will determine the number of Common Shares subject to the grant of stock awards and the other terms and conditions of the grant.  Unless our compensation committee determines otherwise, a grantee will have the right to vote Common Shares and to receive dividends paid on such Common Shares during the restriction period.  Our compensation committee may determine that a grantee’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Unless our compensation committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us during the restriction period, or if other specified conditions are not met, then the grantee’s stock award will terminate as to all Common Shares covered by the award as to which the restrictions have not lapsed, and those Common Shares must be immediately returned to us.

Stock Units

Our compensation committee may grant stock units to anyone eligible to participate in the 2010 Plan.  Each stock unit provides the grantee with the right to receive a Common Share or an amount based on the value of a Common Share at a future date.  Our compensation committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by our compensation committee.  If a stock unit becomes distributable, it will be paid to the grantee in cash, in Common Shares, or in a combination of cash and Common Shares, as determined by our compensation committee.  Unless our compensation committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us before the stock units vest, or if other conditions are not met, the grantee’s stock units will be forfeited.

SARs

Our compensation committee may grant SARs to anyone eligible to participate in the 2010 Plan.  SARs may be granted in connection with, or independently of, any option granted under the 2010 Plan.  Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our Common Shares on the date of exercise over the base amount for the SAR.  Payment will be made in Common Shares, in cash, or in a combination of Common Shares and cash, as determined by our compensation committee.

The base amount of each SAR will be determined by our compensation committee and will be equal to the per Common Share exercise price of the related option or, if there is no related option, an amount that is at least equal to the last reported sale price of a Common Share on the date of grant of the SAR.  Our compensation committee will determine the terms and conditions of SARs, including when they become exercisable.  Our compensation committee may accelerate the exercisability of any SARs.  SARs may only be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within a specified period of time after termination of employment or service, as determined by our compensation committee.

Dividend Equivalents

Our compensation committee may grant dividend equivalents in connection with stock units or other stock-based awards.  Dividend equivalents are payable in cash or Common Shares and may be paid currently or accrued as contingent obligations upon such terms as our compensation committee may establish, including, without limitation, the achievement of specific performance goals.  The terms and conditions of dividend equivalents will be determined by our compensation committee.

Other Stock-Based Awards

Our compensation committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards.  Our compensation committee may grant other stock-based awards to anyone eligible to participate in the 2010 Plan.  These grants will be based on or measured by Common Shares, and will be payable in cash, in Common Shares, or in a combination of cash and Common Shares.  The terms and conditions for other stock-based awards will be determined by our compensation committee.

Qualified Performance-Based Compensation. The 2010 Plan permits our compensation committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the 2010 Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below).  Prior to, or soon after the beginning of, the performance period, our compensation committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions.  Our compensation committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

Our compensation committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.  After the announcement of our financial results for the performance period, our compensation committee will certify and announce the results for the performance period.  If and to the extent that our compensation committee does not certify that the performance goals have been met, the grants of stock awards, stock units, other stock-based awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.

If dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, a grantee may not accrue more than $1,000,000 of such dividend equivalents during any calendar year.

Deferrals.  Our compensation committee may permit or require grantees to defer receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the 2010 Plan.  Our compensation committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Change of Control. If we experience a change of control, unless our compensation committee determines otherwise, all outstanding options and stock appreciation rights will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, and all outstanding stock units, dividend equivalents and other stock based awards will become payable in cash or Common Shares in an amount not less than their target amount (as determined by our compensation committee).

Upon a change of control, our compensation committee may also take any of the following actions with respect to outstanding grants, without the consent of the grantee: (i) require that grantees surrender their outstanding options and stock appreciation rights in exchange for payment by us, in cash or Common Shares as determined by our compensation committee, in an amount equal to the amount by which the then fair market value of the Common Shares subject to the grantee’s unexercised options and stock appreciation rights exceeds the exercise price of the option or the base amount of the stock appreciation right, as applicable; (ii) after giving grantees the opportunity to exercise their outstanding options and stock appreciation rights, our compensation committee may terminate any or all unexercised options and stock appreciation rights at such time as our compensation committee determines appropriate; and (iii) determine that outstanding options and stock appreciation rights that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Transferability of Grants.  Only the grantee may exercise rights under a grant during the grantee’s lifetime.  A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order.  Our compensation committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as our compensation committee may determine.

Participants Outside of the United States.  If any individual who receives a grant under the 2010 Plan is subject to taxation in a country other than the United States, our compensation committee may make the grant on such terms and conditions as our compensation committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options.  Neither our board nor our compensation committee can amend the 2010 Plan or options previously granted under the 2010 Plan to permit a repricing of options, without prior stockholder approval.

Amendment and Termination of the 2010 Plan. Our board may amend or terminate the 2010 Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements.  No grants may be issued under the 2010 Plan on or after August 18, 2020.

Stockholder Approval for Qualified Performance-Based Compensation.  If stock awards, stock units, other equity-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code as described under “Qualified Performance-Based Compensation” above, the 2010 Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the 2010 Plan.

Grants under the Plan. We have made a grant to Robert J. Oakes of an incentive stock option to purchase 1,500,000 Common Shares, subject to stockholder approval of the 2010 Plan.  Other than the incentive stock option granted to Mr. Oakes on August 18, 2010, subject to stockholder approval of the 2010 Plan, additional grants under the 2010 Plan are discretionary, so it is currently not possible to predict the total number of Common Shares that will be granted or who will receive grants under the 2010 Plan after the Annual Meeting.

The last sales price of a Common Share on October 19, 2010, was $0.09 per Common Share.

NEW PLAN BENEFITS

2010 Equity Compensation Plan

Name and Position	Dollar Value ($)(*)	Number of Units
Robert J. Oakes President and Chief Executive Officer, InsPro Technologies, LLC	$166,497	1,500,000 shares of common stock

(*)  The Company estimated the fair value of the option granted to Mr. Oakes on August 18, 2010, to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $0.111 per share for a period of five years to be $166,497 as of the date of grant using the Black-Scholes option-pricing model based on the following assumptions: expected volatility 384%, risk-free interest rate 0.19%, expected life in years 5, and assumed dividend yield 0%.

Federal Income Tax Consequences

The federal income tax consequences of grants under the 2010 Plan will depend on the type of grant.  The following description provides only a general description of the application of federal income tax laws to grants under the 2010 Plan.  This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement.  The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of Common Shares or payment of cash under the 2010 Plan.  Future appreciation on Common Shares held beyond the ordinary income recognition event will be taxable as capital gain when the Common Shares are sold.  The tax rate applicable to the capital gain will depend upon how long the grantee holds the Common Shares.  As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i)      If Common Shares, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii)     If an employee exercises a stock option that qualifies as an incentive stock option, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if Common Shares acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant.  However, if the employee disposes of the Common Shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the Common Shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount.  The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the Common Shares before the disposition.

(iii)    A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year.  Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it.  We intend that options and stock appreciation rights granted under the 2010 Plan will generally meet the requirements for qualified performance-based compensation.  Stock awards, stock units, dividend equivalents and other stock-based awards granted under the 2010 Plan will be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants.  We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations.  The compensation committee may permit a grantee to satisfy our withholding obligation with respect to a grant paid in Common Shares by having Common Shares withheld, at the time the grant becomes taxable, provided that the number of Common Shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Vote Required for Approval

The proposal to approve the adoption of the 2010 Plan requires for its approval the affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal.  Abstentions will have no effect on the vote.

Annex Relating to Proposal 6

The full text of the Health Benefits Direct Corporation 2010 Equity Compensation Plan is attached to this proxy statement as Appendix A.

Our board of directors unanimously recommends a vote “FOR” Proposal 6.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned during the fiscal years ended December 31, 2009 and 2008 by our Chief Executive Officer and each of our two other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities during 2009. The executive officers listed in the table below are referred to in this report as our “named executive officers”. There were no non-equity incentive plan compensation or non-qualified deferred compensation earnings for any of the named executive officers for the fiscal years ended December 31, 2009 and December 31, 2008.

						All Other
				Stock Awards	Option	Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (7)	($)	Awards ($) (5)	($) (6)	Total ($)

Alvin H. Clemens (1)	2009	90,000	-	-	-	9,608	99,608
Co-Chairman & fomer Chief Executive	2008	343,269	-	-	313,542	32,649	689,460
Officer

Charles Eissa (2)	2009	71,956	-	-	-	192,219	264,175
President	2008	264,423	-	-	-	20,408	284,831

Anthony R. Verdi (3)	2009	225,000	100,000	-	63,978	12,773	401,751
Acting Principal Executive Officer,	2008	232,211	-	-	-	14,556	246,767
Chief Financial Officer & Chief
Operating Officer

Robert J. Oakes (4)	2009	250,000	50,000	-	98,428	23,623	422,051
President Ins Pro Technologies LLC	2008	250,000	-	-	-	23,075	273,075

(1)           Mr. Clemens served as Co-Chairman of our board from April 1, 2008 to November 24, 2009.  Mr. Clemens served as Executive Chairman of our board of directors from January 2006 to March 2008 and as our Chief Executive Officer from December 2006 to March 2008.

(2)           Mr. Eissa was appointed as our President on November 18, 2005.  Mr. Eissa served as Chief Operating Officer from November 18, 2005 to March 31, 2008.  Mr. Eissa’s employment was terminated March 27, 2009.

 (3)          Mr. Verdi was appointed as our Chief Financial Officer on November 10, 2005, Chief Operating Officer on April 1, 2008 and acting Principal Executive Officer on June 20, 2008.

(4)           Mr. Oakes was appointed as President of our subsidiary InsPro Technologies, LLC on October 1, 2007 concurrently with the closing of our acquisition of InsPro.

(5)           Represents the aggregate grant date fair value of the stock option as of the date of grant using the Black-Scholes option-pricing model.  Fair value is estimated based on an expected life of five years, an assumed dividend yield of 0% and the assumptions below.

					Closing
					Stock
		Fair Value at	Number of	Option	Price on					Assumed
	Fiscal	Date of	Options	Exercise	the Date of	Date of	Expected	Risk Free	Expected Life	Dividend
Name	Year	Grant ($)	Granted (#)	Price ($)	Grant ($)	Grant	Volatility	Interest Rate	in Years	Yield

Alvin H. Clemens	2009	-	-	-	-	-	-	-	-	-
	2008	$313,542	550,000	1.01	1.01	4/1/2008	67.35%	1.42%	5	0.00%

Anthony R. Verdi	2009	63,978	650,000	0.10	0.10	2/5/2009	200%	0.29%	5	0%
	2008	-	-	-	-	-	-	-	-	-

Robert J. Oakes	2009	98,428	1,000,000	0.10	0.10	2/5/2009	200%	0.29%	5	0%
	2008	-	-	-	-	-	-	-	-	-

(6)           All other compensation paid to our named executive officers in the fiscal year ended December 31, 2009 consisted of the following:

	Payments for	Company Paid		Company
	Personal Use of	Health, Life and		Matching of
	Auto and	Disabilitly		Employee 401 (k)
Name	Equipment ($) (a)	Insurance ($) (b)	Severance ($) (c)	Contributions (d)	Total ($ )

Alvin H. Clemens	3,960	5,648	-	-	9,608

Charles Eissa	3,731	7,456	180,527	505	192,219

Anthony R. Verdi	8,760	1,921	-	2,092	12,773

Robert J. Oakes	-	21,123	-	2,500	23,623

(a)   Payments for personal use of auto and equipment represent the taxable portion of monthly auto allowances and company payments for cell phones and other equipment for the portion of our named executive officers’ personal use of automobiles, cell phones and other equipment.  The portion of the $12,000 pertaining to business travel was considered a reimbursement for business expenses and excluded from compensation.

(b)  Company-paid health, life and disability insurance represents the cost of company-paid insurance premiums covering the named executive officers and, in the case of health insurance premiums, their dependents. We pay 100% of these insurance premiums for the named executive officers. Health insurance premiums vary based on several factors, including the age of the named executive officer and the number of their covered dependents.

(c)   Severance represents payments to Mr.. Eissa for salary, auto and equipment allowances paid subsequent to his termination.

(d)  The Company implemented a 401(k) plan on January 1, 2007 and implemented an elective contribution to the Plan of 25% of the employee’s contribution up to 4% of the employee’s compensation, which were fully vested for the above named Executive Officers.

(7)           Messrs. Verdi and Oakes each received a one time bonus in 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the outstanding equity awards held by our named executive officers for the year ended December 31, 2009. The information below pertains to stock options, which were granted under the 2008 Equity Compensation Plan (which includes prior grants under our 2005 Incentive Stock Plan and our 2006 Omnibus Equity Compensation Plan), and restricted stock grants, which were granted in accordance with the terms of our 2006 Omnibus Equity Compensation Plan.  On October 29, 2009, Co-Investment acquired 6,108,997 shares of our common stock and as a result of this purchase, Co-Investment now holds voting securities of the Company providing it with the right to cast approximately 53% of the votes on matters presented for a vote by the Company's stockholders, which constituted a change of control as defined in our 2008 Equity Compensation Plan.  As a result of the change of control all outstanding unvested options became vested and restrictions on restricted stock grants were lifted effective October 29, 2009.  There were no unvested stock or equity incentive plan awards held by our named executive officers as of December 31, 2009.

	Option Awards
			Equity
			Incentive
			Plan Awards :
			Number of
	Number of	Number of	Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised	Option
	Unexercised	Unexercised	Unearned	Exercise	Option
	Options	Options	Options	Price	Expiration
Name	(#)	(#)	(#)	($)	Date
	Exercisable	Unexercisable

Alvin H. Clemens	550,000	-		1.01	4/1/2018
	300,000	-	-	1.00	11/22/2015

Charles Eissa	416,648	-	-	2.50	11/9/2015

Anthony R. Verdi	650,000	-	-	0.10	2/4/2014
	350,000	-	-	1.00	11/09/2015

Robert J. Oakes	1,000,000	-	-	0.10	2/4/2014

Employment, Severance and Other Agreements

Alvin H. Clemens

On November 27, 2007 we entered into an amended and restated employment agreement with Alvin H. Clemens. The employment agreement replaced and superseded Mr. Clemens’ existing employment agreement. On March 31, 2008, in connection with our March 31, 2008 private placement and Mr. Clemens’ resignation as our Chief Executive Officer and appointment as Co-Chairman of our Board of Directors, Mr. Clemens’ amended and restated employment agreement was terminated effective upon his resignation on April 1, 2008. In consideration of Mr. Clemens’ resignation as Chief Executive Officer and the termination of his existing Amended and Restated Employment Agreement, Mr. Clemens received incentive stock options to purchase 550,000 shares of our common stock. These options have a term of ten years and have an exercise per share equal to $1.01. The Company and Mr. Clemens had attempted to negotiate a new employment agreement governing the terms of Mr. Clemens’ position as Co-Chairman of the Board, which would provide Mr. Clemens with a one year term and a salary of $300,000 effective as of the date of Mr. Clemens’ resignation. The Company continued to pay Mr. Clemens a salary at an annualized rate of $300,000, together with employee benefits through March 31, 2009. Mr. Clemens employment, salary and benefits ceased on March 31, 2009.  Mr. Clemens resigned from the Board effective November 24, 2009.

Charles A. Eissa

Mr. Eissa served as our President and Chief Operating Officer through March 27, 2009.  Pursuant to his employment agreement, his annual base salary was $214,200 per year through April, 1, 2006, was then increased to $250,000 through March 19, 2007, and then increased to $300,000 through March 31, 2008.  In connection with our March 2008 private placement, Mr. Eissa’s employment agreement was amended, effective March 31, 2008, in order to revise Mr. Eissa’s annual base salary to $250,000 and to amend the term of his employment agreement to one year commencing on March 31, 2008.  On February 2, 2009, Mr. Eissa’s employment agreement was amended to amend the term of his employment agreement to a term of 13 months commencing on March 31, 2008 and ending on April 30, 2009.

On March 27, 2009, we agreed to a Separation of Employment and General Release Agreement with Mr. Eissa, whereby we and Mr. Eissa mutually agreed that Mr. Eissa’s employment terminated effective March 27, 2009, which we refer to as the separation date.  Under the terms of this agreement, we agreed to continue to pay Mr. Eissa his current base salary of $250,000 for a period of fourteen (14) months after the separation date, less applicable tax withholding, which amount will be paid in equal installments in accordance with our normal payroll practices.  We have also agreed to provide Mr. Eissa with continued medical, dental and vision coverage at the level in effect as of the separation date until the end of the twelve (12)-month period following the separation date.  We also agreed to vest, effective as of March 27, 2009, all remaining restricted common stock granted to Mr. Eissa on February 15, 2007, subject to the payment in cash of any withholding taxes to us.  These shares of restricted stock, by their original terms, would have vested between March 15, 2009 and February 15, 2010.  Any unvested stock option grants held by Mr. Eissa as of the separation date were forfeited.

Anthony R. Verdi

Pursuant to an amended and restated employment agreement Mr. Verdi serves as our Chief Financial Officer and Chief Operating Officer. Pursuant to his amended and restated employment agreement, his annual base salary was $225,000 per year through April, 1, 2006, was then increased to $250,000 through March 31, 2009 and, if not terminated, will automatically renew for one year periods. He is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time.

In connection with the March 31, 2008 private placement, Mr. Verdi’s employment agreement was amended effective March 31, 2008 to revise Mr. Verdi’s annual base salary to $225,000 and to amend the term of his employment agreement to a one year term commencing March 31, 2008.

In the event of Mr. Verdi’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 18 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of 1 month, less all applicable taxes.

Robert J. Oakes

Pursuant to a written employment agreement with InsPro Technologies, LLC, Mr. Oakes serves as InsPro Technologies, LLC’s President and Chief Executive Officer. Pursuant to his employment agreement, his annual base salary is $250,000 per year through October 1, 2010. He is entitled to receive such bonus compensation as may be determined by the Compensation Committee of the board of directors and such fringe benefits as are available to other executives of Health Benefits Direct Corporation. Mr. Oakes employment agreement shall be automatically extended for an additional one year term on October 1, 2010 and annually thereafter unless either party provides written notification to the other party of non-renewal no later than 60 days prior to the termination date of the agreement.

In the event of Mr. Oakes’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 12 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Pursuant to Mr. Oakes employment agreement, he is subject to a non competition and non-solicitation provision for a period of three years after October 1, 2007 or a period of one year following his termination, whichever is shorter.

Compensation of Directors

The following table sets forth information concerning the compensation of all individuals who served on our board of directors during the fiscal year ended December 31, 2009. There were no non-equity incentive plan compensation or nonqualified deferred compensation earnings to any of our directors for the year ended December 31, 2009. Directors who are employees receive no additional or special compensation for serving as directors. All director compensation for Messrs. Clemens, Oakes and Verdi is included in the Summary Compensation Table.  Messrs. Caldwell and Tecce have assigned all of their board compensation to Co-Investment.   Messrs. Caldwell and Tecce are both stockholders, directors and officers of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P.

	Fees Earned
	or		Option
	Paid in Cash	Stock Awards	Awards	Total
Name	($) (1)	($) (2)	($)	($)

Donald Caldwell	24,500	5,700	-	30,200

John Harrison	10,500	750	-	11,250

Warren V. Musser	7,000	500	-	7,500

Sanford Rich	11,000	500	-	11,500

L.J. Rowell	11,500	750	-	12,250

Paul Soltoff	7,500	500	-	8,000

Frederick Tecce	26,000	500	-	26,500

Edmond Walters	7,000	500	-	7,500

(1)           Represents board and committee meeting and retainer fees paid to our directors under our Non-Employee Director Compensation Plan.

(2)           Represents the aggregate grant date fair value of stock awards to our directors under our Non Employee Director Compensation Plan for the most recently completed fiscal year pertaining to directors based on the closing price per share value of our common stock on the OTCBB on the date of the grant.

	Date of	Number of Shares of
	Stock	Common Stock		Aggregate Value
	Grant	Granted	Value Per Share	of Stock Granted

Donald Caldwell	12/21/2009	114,010	$0.05	$5,700

John Harrison	12/21/2009	15,000	0.05	750

Warren V. Musser	12/21/2009	10,000	0.05	500

Sanford Rich	12/21/2009	10,000	0.05	500

L.J. Rowell	12/21/2009	15,000	0.05	750

Paul Soltoff	12/21/2009	10,000	0.05	500

Frederick C. Tecce	12/21/2009	10,000	0.05	500

Edmond Walters	12/21/2009	10,000	0.05	500

The following table sets forth information concerning the aggregate number of options available for non-employee directors as of December 31, 2009.

Aggregate Number of
Options Available as of
December 31, 2009

Donald Caldwell	-

John Harrison	250,000

Warren V. Musser	675,000

Sanford Rich	200,000

L.J. Rowell	200,000

Paul Soltoff	150,000

Frederick C. Tecce	-

Edmond Walters	-

Director Compensation Plan

Directors who are employees receive no additional or special compensation for serving as directors. Non employee directors receive the following compensation under the terms of our Non Employee Director Compensation Plan:

•	Each non employee director will receive the following cash compensation:

o	$5,000 annual retainer for each director

o	$2,000 annual retainer for the Audit Committee Chairperson

o	$1,000 annual retainer for the Compensation Committee Chairperson

o	$1,000 annual retainer for the Nominating and Governance Committee Chairperson

o	$1,000 meeting fee for each board meeting attending in person or via teleconference

o	$500 meeting fee for each committee meeting attending in person or via teleconference.

•	Each non employee director will receive the following equity compensation:

o
Upon election to our board of a directors, a newly elected director will receive a grant of restricted shares of common stock under our 2008 Equity Compensation Plan with an aggregate fair market value of $100,000, as determined by the closing market price of one share of our common stock on the date of the directors election to the board of directors, which shall vest in the following increments: (i) one-third on the date of the director’s election to the board of directors; (ii) one-third on the date of the first anniversary of the director’s election to the board of directors; (iii) one-third on the date of the second anniversary of the director’s election to the board of directors.

o
On a date specified by the Compensation Committee of the board, each director who serves as a director on that specified date will receive an annual grant of 10,000 fully vested shares of common stock granted under the 2008 Equity Compensation Plan.

o
On a date specified by the Compensation Committee of the board, each director who serves as a chairperson of a committee of the board of directors on that specified date will receive an annual grant of 5,000 fully vested shares of common stock granted under the 2008 Equity Compensation Plan.

We also purchase directors and officers’ liability insurance for the benefit of our directors and officers as a group.  We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or its committees.  No fees are payable to directors for attendance at specially called meetings of the board.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT OR ANY PORTION OF THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT HEALTH BENEFITS DIRECT CORPORATION SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF THE AUDIT COMMITTEE

Our board of directors established an audit committee in January 2006, which was reconstituted in July 2006 to comply with the independence and other requirements under NASDAQ listing standards.  Effective July 2006, our board of directors also adopted a written charter for the audit committee. Our audit committee oversees our financial reporting process on behalf of our board of directors.

Our audit committee has reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented, and their judgments as to the acceptability of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

Our audit committee has received from and discussed with Sherb & Co., LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The board of directors also discussed with Sherb & Co., LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Our audit committee reviewed and discussed with management the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  In reliance on these reviews and discussions, our audit committee determined that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Respectfully submitted,

By the Audit Committee of the Board of Directors

Donald R. Caldwell

Sanford Rich

L. J. Rowell

, 2010

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than ten percent of our common stock to file reports of beneficial ownership and changes in beneficial ownership of our common stock and any other equity securities with the Securities and Exchange Commission. Executive officers, directors, and persons who own more than ten percent of our common stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3, 4, and 5 furnished to us, or representations from certain reporting persons that no Forms 3, 4 or 5 were required to be filed by such persons, we believe that all of our executive officers, directors, and persons who own more than ten percent of our common stock complied with all Section 16(a) filing requirements applicable to them during 2009 with the exception of: Edmond Walters, who inadvertently filed a late Form 4 to report the award of 10,000 shares of common stock on December 18, 2009; Donald Caldwell, who inadvertently filed a late Form 4 to report the award of 15,000 shares of common stock on December 18, 2009; John Harrison, who inadvertently filed a late Form 4 to report the award of 15,000 shares of common stock on December 18, 2009; Warren Musser, who inadvertently filed a late Form 4 to report the award of 10,000 shares of common stock on December 18, 2009; Sanford Rich, who inadvertently filed a late Form 4 to report the award of 15,000 shares of common stock on December 18, 2009; L.J. Rowell, who inadvertently filed a late Form 4 to report the award of 15,000 shares of common stock on December 18, 2009; Paul Soltoff, who inadvertently filed a late Form 4 to report the award of 10,000 shares of common stock on December 18, 2009; Frederick Tecce, who inadvertently filed a late Form 4 to report the award of 10,000 shares of common stock on December 18, 2009; The Co-Investment Fund II, L.P., who inadvertently filed a late Form 4 to report the award of 25,000 shares of common stock beneficially owned on December 18, 2009; Donald Caldwell, who inadvertently filed a late Form 4 to report the award of 99,010 shares of common stock on December 21, 2009; Frederick Tecce, who inadvertently filed a late Form 4 to report the award of 70,000 shares of common stock on December 21, 2009; and The Co-Investment Fund II, L.P., who inadvertently filed a late Form 4 to report the award of 169,010 shares of common stock beneficially owned on December 21, 2009.

STOCKHOLDER PROPOSALS – 2011 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with rules and regulations adopted by the Securities and Exchange Commission by mailing the proposals to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Assistant Secretary. Any proposal that an eligible stockholder desires to have included in the proxy statement and presented at the 2011 annual meeting of stockholders will be included in our proxy statement and related proxy card if it is received by us no later than July 27, 2011. and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

Other deadlines apply to the submission of stockholder proposals for the 2011 annual meeting of stockholders that are not required to be included in our proxy statement under Securities and Exchange Commission rules.  With respect to stockholder proposals relating to director nominations, see page 11 of this proxy statement.  With respect to other stockholder proposals for the 2011 annual meeting, the deadline under regulations adopted by the Securities and Exchange Commission is September 10, 2011 (45 calendar days prior to the anniversary of the mailing date of this proxy statement).  If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2011 annual meeting of stockholders.

OTHER MATTERS

Our board of directors is not aware of any other matter not set forth herein that may be brought before the Annual Meeting.  However, if any such other matters are properly brought before the meeting, it is the intention of the proxies to vote the Shares represented thereby in accordance with the recommendation of our board of directors on such matters.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this proxy statement, which means that we can disclose important information to our stockholders by referring our stockholders to other documents that we filed separately with the SEC. Our stockholders should consider the incorporated information as if we reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

We incorporate by reference into this proxy statement the following financial statements and other information which contain important information about our company and our business and financial results:

•
The financial statements, selected financial data, selected quarterly financial data, and management’s discussion and analysis of financial condition and results of operations and market risk disclosures contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on April 15, 2010, and our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the SEC on August 16, 2010;

This proxy statement is accompanied by a copy of each of the following documents, which are incorporated by reference into this proxy statement to the extent set forth above:

•	Our Annual Report on Form 10-K, filed with the SEC on April 15, 2010; and

•	Our Quarterly Report on Form 10-Q, filed with the SEC on August 16, 2010.

Upon written request, we will send to stockholders of record, without charge, additional copies of our Annual Report on Form 10-K, (without exhibits), additional copies of our Quarterly Report on Form 10-Q (without exhibits) and additional copies of this proxy statement, each of which we have filed with the Securities and Exchange Commission. In addition, upon written request and payment of a fee equal to our reasonable expenses, we will send to stockholders of record copies of any exhibit to our Annual Report on Form 10-K or our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. All written requests should be sent to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Assistant Secretary.

By Order of the Board of Directors,

Anthony R. Verdi
Chief Financial Officer, Chief Operating Officer and
Acting Principal Executive Officer

Dated:                         , 2010

Appendix A

HEALTH BENEFITS DIRECT CORPORATION

2010 EQUITY COMPENSATION PLAN

The purpose of the Health Benefits Direct Corporation 2010 Equity Compensation Plan (the “Plan”) is to provide (i) employees of Health Benefits Direct Corporation (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board (as defined below) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards.  The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.  The Plan is effective on the Effective Date, subject to stockholder approval of the Plan on such date.  Outstanding grants made under the Plan prior to stockholder approval shall continue in effect according to their terms, provided that the stockholders approve the Plan within 12 months of the Effective Date.

Effective as of the Effective Date, the Health Benefits Direct Corporation 2008 Equity Compensation Plan (the “2008 Plan”) will be merged with and into this Plan, and no additional grants will be made thereafter under the 2008 Plan.  Outstanding grants under the 2008 Plan will continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2008 Plan, as applicable), and the shares with respect to outstanding grants under the 2008 Plan will be issued or transferred under this Plan.

1.           Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(c)           Unless otherwise set forth in a Grant Instrument, “Change of Control” shall be deemed to have occurred if:

(i)           Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

(ii)          The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own in substantially the same proportion as ownership immediately prior to the merger or consolidation, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code or otherwise.

(d)           “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e)           “Committee” shall mean the committee, consisting of members of the Board, designated by the Board to administer the Plan.

(f)           “Company” shall mean Health Benefits Direct Corporation and shall include its successors.

(g)           “Company Stock” shall mean common stock of the Company.

(h)           “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee or as otherwise determined by the Committee.

(i)            “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on its outstanding Company Stock in consideration other than cash.

(j)            “Effective Date” shall mean the November 18, 2010, subject to stockholder approval.

(k)           “Employee” shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(l)            “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units and Other Stock-Based Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board).

(m)          “Employer” shall mean the Company and each of its subsidiaries.

(n)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)           “Exercise Price” shall mean the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee, but shall not be less than the Fair Market Value of a share of Company Stock on the date of grant.

(p)           “Fair Market Value” shall mean:

(i)           If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange, the closing price during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on any such exchange, the last reported sale price of a share of Company Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board or, if shares are not reported on the OTC Bulletin Board, as determined by the Committee through any reasonable valuation method authorized under the Code.

(ii)          If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.

(q)           “Grant” shall mean an Option, SAR, Stock Award, Stock Unit or Other Stock-Based Award under the Plan.

(r)            “Grant Instrument” shall mean the written agreement that sets forth the terms and conditions of a Grant, including any amendments thereto.

(s)           “Grantee” shall mean an Employee, Key Advisor or Non-Employee Director who receives a Grant under the Plan.

(t)            “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(u)           “Key Advisor” shall mean a consultant or advisor of an Employer.

(v)           “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(w)           “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.

(x)           “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

(y)           “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.

(z)           “SAR” shall mean a stock appreciation right with respect to a share of Company Stock.

(aa)         “Stock Award” shall mean an award of Company Stock, with or without restrictions.

(bb)        “Stock Unit” shall mean a unit that represents a hypothetical share of Company Stock.

2.           Administration

(a)           Committee.  The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board.  The Committee, if applicable, should consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act.  The Board shall approve and administer all grants made to Non-Employee Directors.  The Committee may delegate authority to one or more subcommittees, as it deems appropriate.  To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee.  In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee of the Board or any successor Board committee performing substantially the same functions.

(b)           Committee Authority.  The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c)           Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

3.           Grants

Grants under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9 and Other Stock-Based Awards as described in Section 10.  All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument.  All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Grantees.

4.           Shares Subject to the Plan

(a)           Shares Authorized.  Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be equal to 30,000,000, which number shall include (i) the number of shares of Company Stock subject to outstanding grants under the 2008 Plan as of the Effective Date, (ii) the number of shares of Company Stock remaining available for issuance under the 2008 Plan but not subject to previously exercised, vested or paid grants as of the Effective Date, and (iii) a number of additional shares of Company Stock, such that the aggregate number of shares of Company Stock available under the Plan as of the Effective Date is 30,000,000 shares.

(b)           Source of Shares; Share Counting.  Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent Options or SARs granted under the Plan (including options granted under the 2008 Plan) terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Stock Awards, Stock Units or Other Stock-Based Awards (including Stock Awards granted under the 2008 Plan) are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan.  Shares of Company Stock otherwise issuable under the Plan that are withheld or surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan.  Upon the exercise of any SAR under the Plan, the number of shares of Company Stock available for issuance under the Plan shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Company upon such exercise.  To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.

(c)           Individual Limits.  All Grants under the Plan shall be expressed in shares of Company Stock.  The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 5,000,000 shares, subject to adjustment as described below.

(d)           Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply.  Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

5.           Eligibility for Participation

(a)           Eligible Persons.  All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan.  Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)           Selection of Grantees.  The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

6.           Options

The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Committee deems appropriate.  The following provisions are applicable to Options:

(a)           Number of Shares.  The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)           Type of Option and Exercise Price.

(i)           The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Key Advisors and Non-Employee Directors.

(ii)          The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

(c)           Option Term.  The Committee shall determine the term of each Option.  The term of any Option shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d)           Exercisability of Options.  Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)           Grants to Non-Exempt Employees.  Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f)           Termination of Employment, Disability or Death.

(i)           Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee, Key Advisor or member of the Board.

(ii)          In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iii)         In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer.  In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.  Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iv)        In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v)         If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 6(e)(ii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(g)           Exercise of Options.  A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.  In addition, to the extent an Option is at the time exercisable for vested shares of Company Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares.  Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

(h)           Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a subsidiary corporation (within the meaning of section 424(f) of the Code) of the Company.

7.           Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, Key Advisor or Non-Employee Director under a Stock Award, upon such terms as the Committee deems appropriate.  The following provisions are applicable to Stock Awards:

(a)           General Requirements.  Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals.  The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)           Number of Shares.  The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c)           Requirement of Employment or Service.  If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company.  The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Restrictions on Transfer and Legend on Stock Certificate.  During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 15(a) below.  Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.  Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed.  The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)           Right to Vote and to Receive Dividends.  Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(f)           Lapse of Restrictions.  All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee.  The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

8.           Stock Units

The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Key Advisor or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate.  The following provisions are applicable to Stock Units:

(a)           Crediting of Units.  Each Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met.  All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b)           Terms of Stock Units.  The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances.  Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)           Requirement of Employment or Service.  If the Grantee ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited.  The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Payment With Respect to Stock Units.  Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

9.           Stock Appreciation Rights

The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option.  The following provisions are applicable to SARs:

(a)           General Requirements.  The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option).  Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option.  The Committee shall establish the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(b)           Tandem SARs.  In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)           Exercisability.  An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(e) above.  A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)           Grants to Non-Exempt Employees.  Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)           Value of SARs.  When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f)           Form of Payment.  The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

10.         Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Company Stock, to any Employee, Key Advisor or Non-Employee Director, on such terms and conditions as the Committee shall determine.  Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

11.         Dividend Equivalents

The Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards.  Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.

12.         Qualified Performance -  Based Compensation

The Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code.  The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:

(a)           Performance Goals.

(i)           When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.

(ii)          The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(b)          Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(c)           Certification of Results.  The Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period.  If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable.  If Dividend Equivalents are granted as “qualified performance-based compensation” under section 162(m) of the Code, a Grantee may not accrue more than $1,000,000 of such Dividend Equivalents during any calendar year.

(d)           Death, Disability or Other Circumstances.  The Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.         Deferrals

The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Stock Units or Other Stock-Based Awards.  If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals.  The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.

14.         Withholding of Taxes

(a)           Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b)          Election to Withhold Shares.  If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.  The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

15.         Transferability of Grants

(a)           Nontransferability of Grants.  Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime.  A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order.  When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)           Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

16.         Consequences of a Change of Control

(a)           Notice and Acceleration.  Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

(b)          Other Alternatives.  Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

17.         Requirements for Issuance or Transfer of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

18.         Amendment and Termination of the Plan

(a)           Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b)           No Repricing Without Stockholder Approval.  Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing.  An adjustment to an Option pursuant to Section 4(c) above shall not constitute a repricing of the Option.

(c)           Stockholder Re-Approval Requirement.  If Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if required by section 162(m) of the Code or the regulations thereunder.

(d)           Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(e)           Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 19(f) below.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(f) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.

19.         Miscellaneous

(a)           Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.  The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation.  Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Grantee the same economic value as the prior options or rights.

(b)           Governing Document.  The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c)           Funding of the Plan.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

(d)           Rights of Grantees.  Nothing in the Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e)           No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)           Compliance with Law.

(i)           The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance - based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)          The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable.  Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code.  If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)         Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Grantee’s separation from service, if required by section 409A of the Code.  If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period.  If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee’s death.  The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(iv)        Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code.  Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(g)           Employees Subject to Taxation outside the United States.  With respect to Grantees who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h)           Clawback Rights.  Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Grantee breaches any restrictive covenant agreement between the Grantee and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Grantee shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Grantee shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Grant or, (ii) if the Grantee no longer owns the shares, the Grantee shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares  (or, in the event the Grantee transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach), net of the price originally paid by the Grantee for the shares.  Payment by the Grantee shall be made in such manner and on such terms and conditions as may be required by the Committee.  The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Grantee by the Employer.

(i)            Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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01 Donald R. Caldwell 02 John Harrison 03 Warren V. Musser 04 Robert J. Oakes 05 Sanford Rich
06 L.J. Rowell 07 Paul Soltoff 08 Frederick C. Tecce 09 Anthony R. Verdi 10 Edmund J. Walters

The Board of Directors recommends a vote FOR proposals 2 through 6.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000076672_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

HEALTH BENEFITS DIRECT CORPORATION
Annual Meeting of Shareholders
November 18, 2010 09:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Anthony R. Verdi with full power of substitution, to appear on behalf of the undersigned and to vote all shares of common stock owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at the Company's offices located at 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania on November 18, 2010. 9:00 a.m. local time. and at any adjournment or postponement thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the notice of the 2010 Annual Meeting and proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies hereby given.

The proxies will vote FOR the proposal to elect to our board of directors the ten nominees listed in the proxy statement, FOR the proposals to ratify the appointment of Sherb & Co. LLP as our independent registered public accountants, to approve the amendment of our certificate of incorporation, and to approve the adoption of our 2010 Equity Compensation Plan, as described in the proxy statement if the applicable boxes are not marked, and, in their discretion, on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof. If the applicable boxes are marked and this proxy card is properly executed, the proxies will be voted as directed. The proxies are also authorized to vote upon all other matters as may properly come before the meeting or any adjournment or postponement thereof, utilizing their own discretion as set forth in the notice of the 2010 Annual Meeting and the proxy statement.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000076672_2 R2.09.05.010